UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 14, 2007

PERFORMANCE HEALTH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52647	841474432
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

427 Riverview Plaza, Trenton, NJ	08611
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code:    (609) 656-0800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 14, 2008, Tommy J. Harris, 61, was appointed as a Director of Performance Health Technologies, Inc. (the “Company”).  Mr. Harris currently serves on the Board of Directors of The First Tee of Metropolitan New York and Vigilant Solutions, LLC.  Mr. Harris also serves as the Chief Financial Officer of Vigilant, a private sector participant in the Transportation Security Administration’s Registered Traveler Program.  Prior to joining Vigilant, Mr. Harris served as Senior Vice President and Chief Financial Officer of the Associated Press news organization.  He served as Chief Financial Officer and Chief Operating Officer of Remote Management Systems, Inc., a water security enterprise that he co-founded.  Mr. Harris served for over 20 years as an executive at AOL Time Warner Inc., including as Chief Financial Officer of Time Warner Cable.  Mr. Harris also previously managed general audits and SEC compliance requirements for clients during his tenure at Price Waterhouse & Co.

Mr. Harris holds a Bachelor of Science Degree in Accounting from Southern Illinois University and a Master of Business Administration degree in Finance from Long Island University. He is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

In connection with his appointment as a Director, Mr. Harris received an option to purchase up to 150,000 shares of the Company’s common stock with an exercise price of $0.30 per share, which option vests in equal thirds on the date of grant and first and second anniversaries of grant date subject to Mr. Harris’ continued service on the Board at the applicable vesting date.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press Release dated October 14, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

PERFORMANCE HEALTH TECHNOLOGIES, INC.
(Registrant)

Date: October 20, 2007	By:	/s/ Robert D. Prunetti
Robert D. Prunetti
Chief Executive Officer

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